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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of Northwestern Steel and Wire Company on Form S-8 (File No. 33-56412, 33-67788 and 33-53471) of our report dated September 10, 1997, except for Commitments and Contingencies Note to Financial Statements, as to which the date is October 22, 1997 on our audits of the consolidated financial statements and financial statement schedule of Northwestern Steel and Wire Company as of July 31, 1997 and 1996 and for the years ended July 31, 1997, 1996 and 1995, which report is included in this annual report on Form 10-K.




                                                COOPERS & LYBRAND L.L.P.



Chicago, Illinois
October 27, 1997